UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2010

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34372	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California	94065-1166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 7, 2010, Saba Software, Inc. (the “Company”) entered into a Third Amendment to Lease (the “Lease Amendment”) with Westport Office Park, LLC (the “Landlord”), which amends the Lease Agreement dated as of March 16, 1999, as amended, between the Company and the Landlord relating to the lease of the office space comprising the Company’s corporate headquarters. The Lease Amendment, which is effective as of August 31, 2010, extends the lease termination date from May 31, 2014 to May 31, 2019. The Lease Amendment also amends the base monthly rent payable under the lease from June 1, 2013 through May 31, 2014 to $162,086, and provides that the monthly rent payable under the lease from June 1, 2014 through May 31, 2019 shall begin at $96,768 on June 1, 2014 and thereafter increase annually by approximately $3,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: September 13, 2010	/S/ WILLIAM SLATER
(Signature)
William Slater
Chief Financial Officer